UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 19, 2026

Medalist Diversified, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters discussed below under Item 8.01, solely as related to the Certificate of Correction filed by Medalist Diversified, Inc. (the “Company”), on October 19, 2026 with the State Department of Assessments and Taxation of Maryland (the “SDAT”), is hereby incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On October 19, 2026, the Company filed with the SDAT a Certificate of Correction (the “Certificate”) confirming that the amendment to the charter of the Company set forth in Articles of Amendment filed by the Company with the SDAT on June 17, 2026 (the “Articles of Amendment”) is of no force or effect.

At the annual meeting of stockholders of the Company held on June 16, 2026, the stockholders of the Company voted on a proposal to consider and approve an amendment to the Company’s Charter which included provisions designed to protect the tax benefits of the Company’s net operating losses (“NOLs”) and net capital losses (“NCLs”)(the “Charter Amendment”). The Charter Amendment restricts certain transfers of the Company’s common stock in order to protect the tax benefits of the Company’s NOL and NCL carryforwards. The Charter Amendment transfer restrictions generally restrict any direct or indirect transfers of the Company’s common stock that would increase the direct or indirect ownership of the Company’s common stock by any Person (as defined in the Charter Amendment) from less than 4.9% to 4.9% or more of the Company’s common stock, or increase the percentage of the Company’s common stock owned directly or indirectly by a 4.9 Percent Shareholder (as defined in the Charter Amendment). Further, any direct or indirect transfer attempted in violation of the Charter Amendment will be void as of the date of the prohibited transfer as to the purported transferee.

The proposal was supported by over 95% of the votes cast on the proposal. The Company initially determined that the Charter Amendment was approved by the stockholders by the vote required by the Company’s charter and Maryland law, but recently determined that the Charter Amendment had not received the requisite vote. As a result, the Certificate corrects the Charter to reflect that the Charter, as in effect prior to the filing of the Articles of Amendment, remains in effect. Article VI of the Charter is restated in the Certificate as originally in effect.

The Company’s Board of Directors continues to believe that the Charter Amendment is in the best interests of the Company and intends to again seek stockholder approval at a special meeting of stockholders of the Charter Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Correction, dated as of October 19, 2026
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED, INC.

Dated: October 19, 2026	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer